UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

WORLDWIDE STRATEGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52362 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210

(Address of principal executive offices) (Zip Code)

(303) 991-5887

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On March 30, 2007, Worldwide Strategies Incorporated’s (the “Company”) Reseller Agreement (the “Agreement”) with Innovation Software Limited (“ISL”) was terminated. The Agreement was terminated because ISL has severed all relations with the Company when it withdrew from further negotiations relating to the terms of the proposed purchase of ISL by the Company. The Agreement, excluding exhibits and attachments, was filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K dated March 13, 2007.

The Agreement had granted the Company the right to resell ISL’s software to resellers or end users in the United States for the period of one year. The Company did not incur any expenses in the making of the Agreement or during the brief period that the Agreement was in force. The Company did not incur any termination penalties as a result of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
April 4, 2007	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer

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